As filed with the Securities and Exchange Commission on February 17, 2005
Registration No. 333-111360

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DISCOVERY LABORATORIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware		94-3171943
(State or Other Jurisdiction of Incorporation)		(I.R.S. Employer Identification Number)
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976 (215) 488-9300
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert J. Capetola, Ph.D.
Chief Executive Officer
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(215) 488-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ira L. Kotel, Esq.
Dickstein Shapiro Morin & Oshinsky LLP
1177 Avenue of the Americas, 47th Floor
New York, New York 10036-2714
(212) 835-1400
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Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-111360

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(1)(2)
Common Stock, $.001 par value	1,468,592	$5.61	$8,238,800	$969.71

(1)  Also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2)  Pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, the proposed maximum offering price per share of such shares of common stock is estimated solely for the purpose of determining the registration fee.

(3)   In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the proposed maximum aggregate offering price ($41,194,000) of the remaining 4,300,000 shares of common stock of the Company eligible to be sold under the registrant’s Registration Statement on Form S-3 (File No. 333-111360), or $8,238,800, is registered hereby.

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This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 of Discovery Laboratories, Inc. (the “Company”) is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933, as amended, for the purpose of registering an additional 1,468,592 shares of common stock, par value $.001 per share, of the Company.

The contents of the Registration Statement on Form S-3 (File No. 333-111360) of the Company, filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2003, which was declared effective by the Commission on January 7, 2004, and the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference. Further, in order to update our financial statement information, we are incorporating by reference the additional documents filed with the Securities and Exchange Commission listed below:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

2.	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004, and September 30, 2004; and

3.	Our Current Reports on Form 8-K filed on February 6, 2004, February 19, 2004, March 30, 2004, May 10, 2004, June 15, 2004, June 30, 2004, July 9, 2004, August 5, 2004, September 20, 2004, October 28, 2004, November 4, 2004, December 9, 2004, December 17, 2004, December 29, 2004, February 2, 2005 and February 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrington, Commonwealth of Pennsylvania, on the 17th day of February, 2005.

DISCOVERY LABORATORIES, INC. (Registrant)

By:	/s/ Robert J. Capetola
Robert J. Capetola, Ph.D.
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that W. Thomas Amick, whose signature appears below, constitutes and appoints each of Robert J. Capetola, Ph.D., and David L. Lopez, C.P.A., Esq., or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his name, place and stead, in any and all capacities, in connection with this Registration Statement on Form S-3 of Discovery Laboratories, Inc. (the “Registration Statement”) under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Name & Title	Date

* /s/ Robert J.Capetola	Robert J. Capetola, Ph.D.	February 17, 2005
President, Chief Executive Officer and Director

* /s/ John G. Cooper	John G. Cooper	February 17, 2005
Executive Vice President, Chief Financial Officer

* /s/ Cynthia Davis	Cynthia Davis	February 17, 2005
Vice President, Administrative Operations and Controller (Principal Accounting Officer)

* /s/ Herbert McDade, Jr.	Herbert McDade, Jr.	February 17, 2005
Chairman of the Board of Directors

* /s/ Max Link	Max Link, Ph.D.	February 17, 2005
Director

* /s/ Antonio Esteve	Antonio Esteve	February 17, 2005
Director

* /s/ Marvin E. Rosenthale	Marvin E. Rosenthale	February 17, 2005
Director

/s/ W. Thomas Amick	W. Thomas Amick	February 17, 2005
Director

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-3 on behalf of the above-named Directors and Officers of the Registrant pursuant to a Power of Attorney executed by each such Director and Officer attached as Exhibit 24.1 to the Registration Statement on Form S-3 (File No. 333-111360) of the Company filed with the Securities and Exchange Commission on December 19, 2003.

By: /s/ David L. Lopez
David L. Lopez, C.P.A., Esq.

Discovery Laboratories, Inc.
Registration Statement on Form S-3

Index to Exhibits

Exhibit No.	Description

5.1	Opinion of Dickstein Shapiro Morin & Oshinsky LLP, legal counsel.*

23.1	Consent of Ernst & Young LLP, independent registered accounting firm.*

23.2	Consent of Eisner LLP, independent registered accounting firm.*

23.3	Consent of Dickstein Shapiro Morin & Oshinsky LLP, legal counsel (included in Exhibit 5.1).*

24.1	Powers of Attorney, incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-3 of the Company (File No. 333-111360).

24.2	Power of Attorney for W. Thomas Amick (included in Signatures page to this Registration Statement on Form S-3).

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* Filed herewith.